Exhibit 99.1

Shumate Industries Announces Fourth Quarter and Fiscal Year 2006 Preliminary Financial Results

•	Fourth Quarter 2006 Consolidated Revenues of approximately $2.1 million, up 33% from the comparable quarter in 2005
•	Fiscal Year 2006 Consolidated Revenues of approximately $7.7 million, up 55% from last fiscal year
•	Fiscal Year 2006 EBITDA(1) for the Shumate Machine Works Division of approximately $923 thousand
•	Fiscal Year 2006 EBITDA(a) loss for the Hemiwedge Valve Corp. Division of approximately $1.9 million
•	Fiscal Year 2006 Consolidated loss from Operations, including Hemiwedge R&D expenses and corporate overhead, of approximately $2.1 million
•	Balance Sheet total debt reduced by approximately $4.7 million during 2006

CONROE, TX, February 27, 2007 -- Shumate Industries, Inc. (OTCBB: SHMT), a technology-oriented energy field services company, today announced preliminary revenues and earnings results for the fourth quarter and fiscal year ended 2006. This un-audited financial information currently enclosed is preliminary and is subject to adjustments in connection with the final audited financials statements to be released on or about March 15, 2007 within the Company’s Annual Report on Form 10-KSB.

During the fiscal year 2006, Shumate executed on all fronts of its strategic business plan. The core business, Shumate Machine Works, increased revenues, gross margin, and EBITDA as compared to the fiscal year ended 2005. Hemiwedge Valve Corporation achieved important milestones, including corporate partnering, research and development, new intellectual property enhancements, infrastructure build, supply chain scale up, inventory build, product launch, and key employee acquisitions.

Shumate Machine Works (SMW).

SMW revenues were up 49% at approximately $7.4 million, and gross margins increased by 25 basis points to 26% from the comparable period in 2005, reflecting strong pricing, higher margin product mix, and volume gains. EBITDA for SMW was approximately $923 thousand for the fiscal year 2006 compared to an EBITDA loss of $1.7 million during fiscal year 2005. Based on current customer indications and backlog, the Company does not see any softness in demand during fiscal 2007.

Hemiwedge Valve Corporation (HVC).

HVC revenues were approximately $316 thousand for the fiscal year 2006. This revenue represented $292 thousand of R&D revenues from the Hemiwedge® Downhole Isolation valve (DIV) Development Agreement announced in July 2006. Additionally, the Company has booked a deferred revenue item of $400 thousand on its balance sheet at year end 2006 in connection with cash received from a Phase II milestone payment during December 2006, which is currently anticipated to be realized as revenues during the first quarter 2007.

The launch of the Hemiwedge® Cartridge Valve product targeting energy flow control applications occurred in late December 2006, and the Company anticipates its first full quarter of sales of this product in the first quarter 2007. HVC reported no revenues during fiscal year 2005 for comparison. The EBITDA loss of HVC was approximately $1.9 thousand for fiscal year 2006, as compared to $123 thousand in the comparable period in 2005, representing higher costs associated with infrastructure build, employee acquisition and overheads, as well as significant R&D expenses incurred in developing new applications and product forms of the Hemiwedge® technology.

In addition to the launch of the surface level Hemiwedge® Cartridge valve, important milestones were met during 2006 with Hemiwedge® DIV which moved from Phase I’s engineering and development to Phase II’s manufacture of prototypes. The Company currently believes it will move to the final Phase III’s testing by late summer 2007.

The Consolidated Net Loss for the 2006 fiscal year of approximately $1.32 million or (.08) EPS on a fully diluted basis, included a non-cash gain of approximately $2 million from debt settlement reported in the first quarter 2006, an approximate $322 thousand in non-cash charges from FASB 123r stock options expenses and other non-cash expenses during the fiscal year 2006.

Matthew Flemming, Shumate’s CFO commented, “The Company has delivered significant revenue growth and balance sheet improvement in fiscal year 2006, while continuing to build the value of the Hemiwedge® technology. Two new product applications of Hemiwedge® technology were formalized during 2006, complementing the original surface-level product line targeting energy flow control markets. Five new patent applications were filed during 2006, capturing the engineering and development that has been the pre-launch focus. During fiscal year 2007, the Company anticipates continued growth of its SMW business along with value realization from the Hemiwedge® Cartridge Valve sales, Hemiwedge® sub-sea high pressure product to be out-licensed, and concluding development and testing of the Hemiwedge® DIV.”

(1) Note: This press release contains information about the Company’s EBITDA, a non-GAAP financial measure. The Company defines EBITDA as net income plus interest expense, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess the:

financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis; its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs. The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization.

See the Company’s final earnings press release for a reconciliation of the Company’s EBITDA to its net income and supplemental disclosures.

Final Earnings Report and Conference Call Information

For the full audited financial results and management's discussion and analysis of its Fourth Quarter 2006 and Fiscal Year End 2006 financial operations, please see the Company's Annual Report filed on Form 10-KSB, anticipated to be on or after March 15th, 2007. The Company expects to release the final audited earnings on or after March 15, 2007 and to hold a conference call the following week.

About Shumate Industries, Inc.

Shumate Industries, Inc. is a Texas-based, energy field services company that incorporates new technologies to bring products to market leveraging its existing infrastructure, expertise and customer channels. The Company operates through two wholly owned subsidiaries, 1.) Shumate Machine Works, a contract machining and manufacturing division and 2.) Hemiwedge Valve Corporation, a division formed to launch a proprietary new technology in a valve product line targeting flow control, sub-sea, down-hole and tar sands applications. For additional information on the Company and its products please visit www.shumateinc.com.

Forward-Looking Statements

This document contains discussion of items that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurances that its expectations will be achieved. Factors that could cause actual results to differ from expectations include, but are not limited to, customer concentration risk, difficulties in refinancing its debt, difficulties in consolidating the operations of the Company's operating subsidiaries, difficulties in accelerating internal sales growth, volatility of the energy business and its effects on the Company's business, difficulties in new technology acceptance within the energy industry, restrictive covenants in our existing credit facilities, fluctuations in metals prices, general economic conditions in markets in which we do business, extensive environmental and workplace regulation by federal and state agencies and other general risks related to its common stock, and other uncertainties and business issues that are detailed in its filings with the Securities and Exchange Commission. Shumate Industries disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Shumate Industries, Inc., Conroe
Matthew Flemming, 936-539-9533

Or

Investor Contact:
Alliance Advisors, LLC
Mark McPartland, 910-221-1827

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